Exhibit 10.4

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of May 21, 2008 (this “Agreement”), between each of Mirosław Kranik and Ewelina Ligocka-Kranik (each a “Seller,” and collectively the “Sellers”), and SMSA III Acquisition Corp., a Nevada corporation (the “Purchaser”).

BACKGROUND

The Sellers are the owners of 100% of the outstanding capital stock (the “Stock”) of each of the following companies: UAB Sunset Suits Vilnius, Osauhing Posnania, SIA Sunset Riga, and Sunset Suits Bohemia, s.r.o. (each a “Company,” and collectively, the “Companies”).  The Companies are engaged in the business of operating “Sunset Suits” retail stores that sell menswear that is primarily sourced from Sunset Suits S.A., a subsidiary of the Purchaser, or Fashion Service Sp. z o.o., a subsidiary of Sunset Suits S.A.  The Purchaser desires to purchase the Stock of each of the Companies from the Sellers and thereby become the owner of 100% of the outstanding capital stock of each of the Companies, on the terms and subject to the conditions set forth below.  The Sellers desire to sell the Stock to the Purchaser, on the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the Purchaser and the Sellers hereby agree as follows:

1.

Sale of Stock; Purchase Price.  Subject to the terms and conditions set forth herein, the Purchaser agrees to purchase the Stock from the Sellers, and the Sellers agree to sell the Stock to the Purchaser, for a total consideration of one thousand dollars ($1,000).

2.

Closing.

(a)

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thelen Reid Brown Raysman & Steiner LLP, in Washington, D.C., commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other location and date as the Purchaser and the Sellers may mutually determine (the “Closing Date”).

(b)

At the Closing, the Sellers shall deliver to the Purchaser a certificate or certificates representing the Stock or such other evidence of the transfer of the Stock into the name of the Purchaser as may be suitable under applicable law and such other documents as may be necessary to effect the transfer of the Stock to the Purchaser free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever against delivery by the Purchaser of the Purchase Price.

3.

Representations and Warranties of Sellers.  Each of the Sellers, jointly and severally, represent and warrant that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)

Ownership of Stock.  The Sellers owns the Stock, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.  The Sellers have sole control over the Stock or sole discretionary authority over any account in which the Stock is held.  The Stock constitutes all of the issued and outstanding capital stock of the Companies and neither the Companies nor the Sellers are subject to any agreement, constituent instrument, document, other instrument or other arrangement pursuant to which any third party has the right to acquire or otherwise purchase or take over all or any part of the Stock.  By virtue of the acquisition of the Stock pursuant hereto, the Purchaser will be able to control and otherwise direct the affairs and business of the Companies and have complete authority over the Stock, including complete voting and dispositive power over the Stock.

(b)

No Options.  The Sellers have not, since acquiring the Stock, ever granted to any person an option or right to purchase or otherwise acquire the Stock, by contract of sale or otherwise, nor had any “short position in” as to the Stock.  The Sellers have never effected nor attempted to effect any distribution or public offering of the Stock.

(c)

Authority.  The Sellers have full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid, binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

(d)

No Brokers.  The Sellers have in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and have no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary.

(e)

Organization and Qualification.  Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization, and has the requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  The Companies are duly qualified as foreign corporations to transact business, and are in good standing, in each jurisdiction where they own or lease real property or maintain employees or where the nature of their activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of the Companies taken as a whole (a “Material Adverse Effect”).

(f)

Subsidiaries.  None of the Companies has any direct or indirect Subsidiaries (as defined below).  Except as set forth in Section 3(f) of the Disclosure Schedule, none of the Companies, directly or indirectly, owns or controls or has any capital or other equity interest or participation in (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in) any Person (as defined below) nor is any Company, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in any Person.

(g)

Capitalization.  The authorized capital stock of each of the Companies is as specified in Section 3(g) of the Disclosure Schedule.  As of the date hereof and prior to the Closing, the Stock shall constitute the only outstanding shares of the capital stock of the Companies.  The Stock has been duly authorized and validly issued, are fully paid and nonassessable and is owned of record, and beneficially, by the Sellers in the amounts set forth in Section 3(g) of the Disclosure Schedule.  Except as set forth in Section 3(g) of the Disclosure Schedule, as of the Closing, there will be no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of any of the Companies.

(h)

Title to Properties and Assets.  None of the Companies owns any real property.  Each of the Companies has good and marketable title to or a valid leasehold interest in all of the property or assets used by it or located on its premises free and clear of all liens, restrictions and encumbrances other than (i) as reflected in the Financial Statements (as defined below), (ii) liens for current taxes not yet due and payable, and (iii) possible minor liens and encumbrances which have arisen in the ordinary course of business and which do not, in any one case or in the aggregate, detract in any material respect from the value of the property subject thereto or impair in any material respect the operations of any of the Companies.  With respect to property it leases, each of the Companies is in compliance with such leases, except where any noncompliance individually, or in the aggregate, would not result in a Material Adverse Effect.

(i)

Permits; Compliance with Applicable Law.  Each of the Companies has all franchises, permits, licenses, authorizations, approvals, and any similar authority (“Permits”) necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned by each of the Companies to be conducted.  None of the Companies is in violation, or default under, any such Permits, except for any violation or default that individually, or in the aggregate, would not result in a Material Adverse Effect.  Since its inception, the conduct of the business of each of the Companies has been in conformity with all applicable federal, state and other governmental and regulatory requirements, except where nonconformity or noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on the Companies.

(j)

Intellectual Property.  Each of the Companies owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any conflict with, or infringement of the rights of, others, except where any such conflict or infringement would not, individually, or in the aggregate, result in a Material Adverse Effect.  Section 3(j) of the Disclosure Schedule contains a complete list of patents and pending patent applications, trademarks, service marks, trade names, licenses and copyrights of the Companies.  Other than as set forth in Section 3(j) of the Disclosure Schedule, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is any Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity.

(k)

Contracts.  Section 3(k) of the Disclosure Schedule sets forth a true and correct list of the following material contracts, obligations, commitments, agreements, plans and the like (“Material Contracts”), whether written or oral, to which each of the Companies is a party or by which any Company or any of its properties is bound (excluding this Agreement):

(i)

Any employment, bonus or consulting agreement (for this purpose alone, such an agreement shall only be deemed material if it provides for the payment of consideration to a single individual or entity of at least $50,000 per year), and any pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plan, or agreement evidencing rights to purchase securities of any Company or any agreement among stockholders of any Company;

(ii)

Any loan or other agreement, note, indenture or instrument relating to, or evidencing, indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any property of the Companies or any agreement or instrument evidencing any guaranty by any Company of payment or performance by any other party;

(iii)

Any agreement with any labor union or collective bargaining organization or any other labor agreement;

(iv)

Any contract for the furnishing or purchase of machinery, equipment, goods or services (including, without limitation, any agreement with subcontractors) involving payment, or a commitment, of at least $50,000 in any one year;

(v)

Any indenture, agreement or other document (including private placement brochures) relating to the future sale or repurchase of securities;

(vi)

Any agreement limiting the freedom of any Company to compete in any line of business or in any geographic area or with any party;

(vii)

Any agreement providing for the disposition of any line of business or material assets of any Company, or any agreement with respect to the acquisition of any line of business, shares of any other business or material assets, and any agreement of merger or consolidation or letter of intent with respect to the foregoing; and

(viii)

Any other agreement (oral or written) involving payment of at least $50,000 in any one year.

A copy of each Material Contract will be made available to counsel for the Purchaser prior to the Closing.  Except as set forth in Section 3(k) of the Disclosure Schedule, none of the Companies and no other party to any Material Contract has failed to comply in all material respects with the material provisions of each Material Contract applicable to it and no event has occurred and no condition exists which, with notice or lapse of time or both would constitute a default under any Material Contract.

(l)

Financial Information.  Section 3(l) of the Disclosure Schedule contains the unaudited balance sheets of the Companies as of December 31, 2007 and 2006 and as of March 31, 2008 and the related unaudited statement of operations, stockholders’ equity and cash flows of the Companies for fiscal years ended December 31, 2007 and 2006 and for the interim period ended March 31, 2008 (the “Financial Statements”).  The Financial Statements: (i) present fairly the financial position of the Companies and the results of operations, stockholders’ equity and cash flows of the Companies at the dates and for the periods indicated, (ii) are in accordance with the books and records of the Companies, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except that the Financial Statements lack footnotes and in the case of the interim Financial Statements, are subject to year end adjustments.

(m)

Absence of Conflicts.  The execution, delivery, and performance of, and compliance with this Agreement and the consummation of the transactions contemplated hereby and thereby, have not and will not: (i) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets, properties or business of any of the Companies under, any of the terms, conditions or provisions of (x) the constituent instruments of the Companies, or (y) any Material Contract; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, or, to the best knowledge of the Companies, or, in any material respect, any law of any court or federal, state, county or local government or any foreign government or any other governmental, regulatory or administrative agency or authority which is applicable to the Companies or any of its assets, properties or businesses; or (iii) to the best knowledge of the Sellers, result in the suspension, revocation, impairment, forfeiture, or non-renewal of any Permit that is material to the Companies.

(n)

Litigation.  There are no actions, suits, proceedings, or investigations pending or, to the Sellers’ best knowledge, threatened against any of the Companies or any of their respective properties before any court or governmental agency.  None of the Companies is a party to, or to the Sellers’ best knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit or proceeding by any of the Companies currently pending or that any of the Companies currently intends to initiate.

(o)

Governmental Consent.  No consent, approval, or authorization of, or designation, declaration, notification, or filing with any governmental authority on the part of any of the Companies is required in connection with the valid execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby.

(p)

Employees.  Section 3(p) of the Disclosure Schedule contains a list of all of the employees of each of the Companies and their current base salary.  No employee, consultant or stockholder of any of the Companies is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee, consultant or stockholder with any of the Companies, or any other party because of the nature of the business conducted or proposed to be conducted by any of the Companies or the use by the employee, consultant or stockholder of his best efforts with respect to such business.  Except as set forth on Schedule 3(p) of the Disclosure Schedule, none of the Companies is a party to or bound by any currently effective employment or consulting contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement plan or agreement, or other employee compensation agreement.  No officer, consultant or key employee, or any group thereof, intends to terminate his or their employment with any of the Companies, nor does any of the Companies have a present intention to terminate the employment of any of the foregoing.  No contract exists between two or more employees of any the Companies (or a union representing any of such employees) and none of the Companies, to the best knowledge of the Sellers, no union has attempted to organize or represent the labor force of any of the Companies.

(q)

Tax Returns, Payments, and Elections.  Each Company has filed all tax returns and reports as required by law with respect to the taxes required to be filed through the date hereof.  These returns and reports are true and correct in all material respects.  Each Company has paid all taxes and other assessments due, except those contested by it in good faith. Except as set forth in Section 3(q) of the Disclosure Schedule, none of the Companies’ tax returns have been audited by governmental authorities.  Each Company has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid (or set up appropriate reserves for payment of) the same to the proper tax receiving officers or authorized depositories.

4.

Representations and Warranties of the Purchaser.  The Purchaser represents and warrants that the Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on the Purchaser and is enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

5.

Conditions to Obligation to Close.

(a)

Conditions to Obligation of the Purchaser.  The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

(ii)

The Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

(iii)

The Companies shall have procured all of the third party consents that are necessary to Close.

(iv)

No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Stock and to control the Companies, or (D) affect adversely the right of any of the Companies to own their respective assets and to operate their respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(v)

The Sellers shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in Section 5(a)(i) through (iv) is satisfied in all respects.

(vi)

There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the December 31, 2007 which has had or is reasonably likely to cause a Material Adverse Effect.

(vii)

The Purchaser shall have completed its business, accounting and legal due diligence review of the Companies and the business of the Companies, their respective assets and liabilities and the results thereof shall be reasonably satisfactory to the Purchaser.

(viii)

Each of the Companies shall have delivered evidence reasonably satisfactory to the Purchaser of each of the Companies’ corporate organization and proceedings and its existence in each jurisdiction in which it is incorporated, including evidence of such existence as of the Closing.

(ix)

All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser;

The Purchaser may waive any condition specified in this Section 5 if it executes a written instrument so stating at or prior to the Closing.  Any such waiver will in no way affect the Purchaser’s ability to seek indemnity from the Seller where otherwise available pursuant to the provisions of this Agreement.

(b)

Conditions to Obligation of the Seller.  The obligations of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)

The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

(ii)

The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

(iii)

No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(iv)

The Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 5(b)(i) through (iii) is satisfied in all respects.

(v)

All actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Seller may waive any condition specified in this Section 5(b) on behalf of Sellers if they execute a written instrument so stating at or prior to the Closing.

6.

Disclosure Schedule.  The Parties acknowledge and agree that (i) the Sellers have not yet delivered a definitive Disclosure Schedule to this Agreement to the Purchaser, and (ii) Purchaser has not been provided with copies of, nor had an opportunity to review, the items to be referred to on the Disclosure Schedule.  The Sellers shall deliver to the Purchaser all of the schedules, including a definitive Disclosure Schedule to the Agreement, and documents referred to thereon, in final form at least 15 business days prior to the Closing.  The Purchaser shall have 10 business days following delivery of such schedules and such documents in which to terminate this Agreement if the Purchaser objects to any information contained in such schedules or the contents of any such document and Purchaser and Sellers cannot agree on mutually satisfactory modifications thereto.

7.

Survival; Indemnification.

(a)

The Sellers and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing Date of the sale of the Stock pursuant to this Agreement.  All representations and warranties and other agreements made by the Sellers and the Purchaser in this Agreement or pursuant hereto shall survive the Closing.

(b)

The Sellers, jointly and severally, shall indemnify the Purchaser and their respective successors and assigns, and their respective directors, officers, employees, agents, stockholders and counsel (collectively, the “Purchaser Indemnitee”), pay on demand and protect, defend, save and hold each Purchaser Indemnitee harmless from and against any and all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ and accountants’ fees) (any of the foregoing, a “Claim”) incurred by or asserted by a third party against any Purchaser Indemnitee of whatever kind or nature arising from or occurring as a result of a breach of this Agreement by any of the Sellers or a breach of any representation or warranty made by any of the Sellers in this Agreement.  The Purchaser shall promptly notify the Sellers of any Claim, upon becoming aware thereof, and permit the Sellers at the Sellers’ sole cost to defend such Claim or suit and shall cooperate in the defense thereof.  Neither Purchaser nor any Seller shall enter into, or permit, any settlement of any such suit without the express written consent of the other party.  The Purchaser may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of any Seller and will cooperate with the Sellers and its insurers in the disposition of any such matter.

8.

Additional Action.  Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

9.

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.

Governing Law.  This Agreement shall in all respects be governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

11.

Entire Agreement.  This Agreement constitutes the entire arrangement between the parties with respect to the Stock and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

12.

Waiver.  No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

13.

Assignment.  The Purchaser may at any time assign its rights and obligations under this Agreement to persons or entities affiliated with the Purchaser.  The Sellers shall be required to honor any such assignment only after receiving notice thereof from the Purchaser.

14.

Notices.  Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given to the address of such party set forth on the signature page hereto (or to such other address as the party shall have furnished in accordance with the provisions of this Section 13).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

15.

Captions.  The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

16.

Counterparts; Facsimile Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

17.

Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

18.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS:

Mirosław Kranik

/s/ Mirosław Kranik

Address:

ul. Garbary 57/1
61-578 Poznań, POLAND
Facsimile: +48 61 642 4034

Ewelina Kranik

/s/ Ewelina Kranik

Address:

Krzyżanowo 7
63-100 Śrem, POLAND
Facsimile: +48 61 642 4034

PURCHASER:

SMSA III Acquisition Corp.

By:	/s/ Mirosław Kranik
Name: Mirosław Kranik
Title: Chief Executive Officer and President

Address:

ul. Garbary 57/1
61-578 Poznań, POLAND
Attention: Mr. Miros aw Kranik
Facsimile: +48 61 642 4034

[Signature Page to Stock Purchase Agreement]